Exhibit 1.12

WOODS INVESTMENT CO., LTD.

IMPORTANT NOTICE

The accompanying Conversion Notice (the “Conversion Notice”, and together with this cover note, the “Package”) is being distributed to all shareholders (“you”) of Woods Investment Co., Ltd. (the “Company” or “we”) whose names appear on the register of shareholders of the Company as of October 8, 2021, wherever located. Based on our records, you are a shareholder of the Company residing outside of Taiwan. You must read the disclaimers below before continuing. By accessing the attached Conversion Notice, you agree to be bound by the terms and conditions set forth below, including any modifications to them from time to time, each time you receive any information from us as a result of such access.

Apart from the disclaimers here, the Conversion Notice being distributed to you is the English version of the one being distributed to Taiwanese shareholders. Taiwanese shareholders will receive the Conversion Notice in hard copies by mail, and non-Taiwanese investors will receive the Conversion Notice in electronic form either through email (if one was previously provided to the Company’s record) or through their respective Taiwan custodians.

As indicated in TLC’s previous shareholder communications and regulatory filings, TLC shareholders will have the opportunity to participate in its Restructuring or receive cash as consideration of their TLC shares. Capitalized terms used and not defined in this Package have the meanings ascribed to them in the EGM Package.

As part of the Restructuring, on October 8, 2021, the Company completed its share swap transaction (the “Share Swap”) with Taiwan Liposome Company, Ltd. (“TLC”), pursuant to which TLC became a wholly-owned subsidiary of the Company. In consideration for the TLC shares acquired by the Company, the Company issued Woods Special Shares to all registered Taiwanese shareholders of TLC and all registered non-Taiwanese shareholders of TLC who received and submitted the Investment Commission approval in time to become holders of Woods Special Shares and has scheduled to pay cash consideration to the remaining registered non-Taiwanese shareholders of TLC.

You are now being asked to make an investment decision on your Woods Special Shares. You have the option to convert their Woods Special Shares into common shares of Woods (the “Conversion”) by following the instructions in the Conversion Notice (the “Conversion Offer”). If you do not want to exercise this option, your Woods Special Shares will be redeemed by the Company on November 7, 2021.

If you are in any doubt about the contents of the Conversion Notice or the action you should take, it is recommended that you seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser.

Investors not residing in Taiwan

This Package is not intended to and does not constitute or form part of any offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval, nor shall there be any sale, issuance or transfer of securities, in any

WOODS INVESTMENT CO., LTD.

jurisdiction in contravention of applicable laws. Persons in possession of this Package are required to inform themselves of any relevant restrictions in their respective jurisdictions. Any person who makes an investment decision in respect of the securities of the Company shall be deemed to have declared, represented, warranted and agreed that such person is authorized under the provisions of any applicable local laws, rules, regulations and statutes to do so. The Conversion Notice, including the accompanying exhibits, has been translated from its Chinese language original for reference purposes only. In the event of any conflict or discrepancy between this document and its Chinese language original, the Chinese language original shall prevail in all respects. The Chinese language original of the Conversion Notice can be accessed from the company’s website at https://ir-zhtw.tlcbio.com/zh-hant/shareholder-resources/share-swap.

Additional Information for U.S. Investors

Although the Company is a successor registrant to TLC under US securities laws, the Conversion will be implemented under Taiwan law and is subject to procedural and disclosure requirements that are different from those of the United States. The securities to be issued by the Company in the Conversion will be issued in reliance upon the exemption from the registration requirements of the US Securities Act provided by Rule 802 thereunder, and the Company, TLC and any of their affiliates participating in the Conversion will be exempt from the Rule 13e-3 requirements. The Conversion Offer being made hereunder is exempt from the proxy and tender offer rules under the US Exchange Act.

The Conversion relates to the securities of a Taiwan company is subject to Taiwan procedural and disclosure requirements that are different from those of the US. Any financial statements or other financial information published by the Company and TLC have been prepared in accordance with non-US accounting standards that may not be comparable to the financial statements of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the US.

It may be difficult for US investors of either company to enforce their rights and any claims they may have arising under the US federal securities laws in connection with the Conversion, since the two companies are located in a country other than the United States, and some or all of their officers and directors may be residents of countries other than the United States. US investors in the two companies may not be able to sue the companies or their respective officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel the two Taiwan companies and their respective affiliates to subject themselves to the jurisdiction or judgment of a US court.

The Conversion Notice may contain certain forward looking statements with respect to the financial condition, results of operations and businesses of the two companies. Forward looking statements are based upon information available as of the date of this Package. There exist known and unknown risks, uncertainties and other important factors that may cause the actual results, levels of activity, performance or achievements of the Company, before or after the Conversion and Restructuring, to be materially different from the information expressed or implied by these forward-looking statements.

WOODS INVESTMENT CO., LTD.

Additional Information for Hong Kong Investors

The contents of this Package have not been reviewed or approved by any regulatory authority in Hong Kong. This Package does not constitute an offer or invitation to the public in Hong Kong to acquire the securities of the Company or Woods. This Package is intended to be distributed only to persons outside Hong Kong or only to “professional investors” (as such term is defined in the Securities and Futures Ordinance of Hong Kong (Cap. 571) or in circumstances which do not constitute an offer or an invitation to the public for the purposes of the ordinance. Each Hong Kong resident is advised to exercise caution in relation to the Conversion and the Restructuring and the series of related transactions and to obtain independent professional advice regarding such transactions.

October 14, 2021

English Translation—For Reference Only

STOCK CONSIDERATION NOTICE

Share swap transactions between Taiwan Liposome Company, Ltd. (“TLC”) and Woods Investment Co., Ltd. (“Woods Investment”)

No.	Shareholder Name
Share Swap Ratio	One common share of TLC in exchange for one series B special share of Woods Investment

Number of TLC Shares before Share Swap	Number of Woods Investment Series B Special Shares Held after Share Swap

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English Translation—For Reference Only

WOODS INVESTMENT CO., LTD.

SERIES B SPECIAL SHARES CONVERTED INTO COMMON SHARES

CONVERSION APPLICATION FORM

Date: 2021	經 辦	收件

Conversion Ratio: 1:1, one series B special shares converted to one common shares

No.	Number of Series B Special Shares		Signature or Chop Specimen
Name	Number of shares for Conversion*	☐ All converted
☐ Partial Conversion Number of Shares for Conversion
Telephone	Email
Address

*	If none is ticked, it is deemed to convert all of the shares held.

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English Translation - For Reference Only

Notice regarding Share Swap between Taiwan Liposome Company, Limited and Woods

Investment Co., Ltd.

And

Conversion of Series B Special Shares into Common Shares

Dear Shareholders:

I. Share Swap and Delisting from Taipei Exchange

In light of the long term planning and realization of the shareholders’ interest and in order to improve the performance of the operations by taking advantage of the efficiency and size of the overseas listing and equity financing, Taiwan Liposome Company, Ltd.’s (“TLC”) board resolved on July 5 and August 4, 2021 to enter into the share swap agreement and its first amendment with Woods Investment Co., Ltd. (“Woods Investment”) pursuant to which TLC and Woods Investment would conduct a share swap and Woods Investment would acquire 100% of TLC shares by issuance of series B special shares and cash as consideration (“Share Swap”). This Share Swap was completed on October 8, 2021. The following timelines are for your Information:

(I). Share Swap Timelines (unless otherwise indicated, all dates and times are Taiwan local times)

Last trading date on NASDAQ	September 28, 2021 (New York time)

Termination of listing of ADS on NASDAQ	September 30, 2021 (New York time)

Last trading date of common shares	September 29, 2021

Suspension of trading of common shares	September 30, 2021 to October 8, 2021

Last update of shareholders registry	October 1, 2021

Book closure period	October 4, 2021 to October 8, 2021

Share Swap record date	October 8, 2021

Termination of listing on Taipei Exchange	October 8, 2021

From the Share Swap record date, one common share of TLC will be automatically exchanged to one series B special shares without any action on the part of shareholders who are ROC nationality.

Shareholders of non-ROC nationality (including individual and corporate shareholders) shall provide documents to prove that they are legally permitted to receive series B special shares by 4:00 p.m. on the commencement date of the book closure period (i.e., October 4, 2021). Woods Investment will pay cash consideration at NT$100 per share to the shareholders that fail to submit documents on time.

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(II). TLC shareholders do not need to withdraw scriptless shares deposited in Taiwan Depositary and Clearance Corporation (“TDCC”) after the delisting of common shares from Taipei Exchange. The stock admiration agent will apply to TDCC for cancellation of the common shares held by the shareholders at the depositary account and registration account on behalf of the shareholders.

(III). The major issuance terms of series B special shares are summarized below:

1.

The special shares mature one month after their issuance. Unless otherwise purchased and cancelled, or converted into common shares of Woods Investment in accordance with the terms, the special shares will be mandatorily redeemed by Woods Investment on the maturity date at their issue price of NT$100 per share.

2.

Holders of the special shares are not entitled to receive any periodic interest payments, but are eligible for distributions of cash out of earnings and the capital reserve on a pro rata basis on shareholding.

3.	Holders of the special shares do not have voting and election rights, nor are they eligible to be elected as directors or supervisors.

4.

Within the period starting from the issue date of the special shares to the date that is 10 days prior to the maturity date, a holder of the special shares has the option, by notice to require Woods Investment, to convert all or part of the special shares into common shares at the conversion ratio of 1:1 by submitting original signed copies the following documents:

•	conversion form, duly completed and signed by the holder;

•	restructuring agreement, duly signed by the holder;

•	irrevocable power of attorney (signed by the holder with signature notarized by a notary public); and

•	letter evidencing the holder’s receipt of the approval from Taiwan Investment Commission with respect to his ownership of the special shares.

5.

The record date of the conversion will be set by Woods Investment after receipt of the application. The common shares issuable as a result of the conversion of special shares will be the same as Woods Investment’s other issued and outstanding common shares.

6.

In the event of any issuance of additional shares for cash by Woods Investment, whether under an existing class or a new class or series, holders of the special shares have the same preemptive right as other holders of shares to subscribe for such new shares.

7.

The special shares rank junior to the series A-1 special shares, series A-2 special shares and series A-3 special shares but senior to the common shares in right of payment in a dissolution or liquidation of Woods Investment.

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II. Conversion of series B special shares into common shares and redemption by cash upon maturity.

(I). Per the issuance terms of series B special shares, the series B special shares may be converted into common shares (with the conversion date to be decided by the chairman of Woods Investment); otherwise the series B special shares shall be redeemed by Woods Investment by cash. Relevant timelines are as follows:

Issue date of series B special shares	October 8, 2021

Deadline for applying for conversion	4:00 p.m. on October 28, 2021

Last day for transfer of series B special shares	November 2, 2021

Book closure period for transfer of series B special shares	November 3, 2021 to November 7, 2021

Record date for redemption of series B special shares by cash	November 7, 2021

Payment date for redemption of series B special shares by cash (tentative)	November 15, 2021

(II). Procedures for conversion of series B special shares into common shares

1. Holders of Woods Investment’s common shares will participate in the restructuring plan of Woods Investment, pursuant to which Woods Investment will become a subsidiary of TLC BioSciences Corp. (“TLC Cayman”) incorporated in the Cayman Islands and the participating holders will hold shares of TLC Cayman through Sea Crest Holding Corp. (“Sea Crest”) incorporated in the Cayman Islands. After you receive the consideration for sale of the common shares of Woods Investment, the same consideration shall be used to pay for the subscription price of the shares of Sea Crest. As a result, you will hold shares of TLC Cayman indirectly. Please refer to the restructuring agreement and Q&A referred to in Item 4 for detailed procedures. If you do not plan to participate in the subsequent restructuring plan, you do not need to proceed with the conversion nor take any further action. Upon maturity of series B special shares, Woods Investment will calculate the total number of series B special shares that are not converted into common shares as of the record date for redemption of series B special shares, and redeem them at NT$100 per share, and will pay by wire or by check posted by registered mail based on the shareholders roster provided by TDCC as of October 8, 2021 (wiring fee and postal fees to be borne by shareholders).

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2. if you’d like to participate in the restructuring plan, please comply with the following procedures for applying to convert series B special share into common shares:

(1) You need to submit the following conversion documents (collectively, the “Conversion Documents”) to Shareholders’ Services Agent Department SinoPac Securities Corporation (address: 3F., No. 17, Bo-ai Rd., Zhongzheng Dist., Taipei City, Taiwan) in person or by proxy before 4:00PM Taiwan time, October 28, 2021 (the “Conversion Deadline”). If you are under 20 years old, under declaration of guardian or assistance, the following documents need to be executed by your legal representative, guardian or assistant. If you need to designate a proxy to submit the application for conversion, a proxy attached hereto should be executed in addition to the Conversion Documents, the original identification cards of both the principal and the proxy should be presented as well. Woods or the shareholders’ services agent of Woods has the sole discretion to decline any application that is not (1) submitted in person; nor (2) submitted by a proxy duly appointed pursuant to the aforementioned explanation.

(a) Application form for conversion (Exhibit 1, original of the document signed by the shareholder). Please fill in the information of the shareholder and sign (or affix chop)

(b) Restructuring agreement (original of the signed document). Please fill in all information on the signature page and Schedule 1 attached thereto. After filling in the relevant information, please sign or affix chop on the signature page. The signature or chop specimen should be the same as the one put on the irrevocable power of attorney.

(c) Irrevocable power of attorney (original notarized by a notary public should be provided. Please find the information for certification below for your reference).

(2) If you reside in the United States, you may deliver the Conversion Documents in person or by proxy to TLC Biopharmaceuticals at 611 Gateway Blvd., Suite 830, South San Francisco, CA 94080 before the Conversion Deadline. The attention is Wayne Liao (telephone: 650-872-8816).

(3) You need to sign or affix chop to the irrevocable power of attorney in front of a notary public. If the certification of the irrevocable power of attorney is handled by the notary public designated by Woods Investment, the relevant costs and fees will be borne by Woods Investment. The contact information of notary publics in Taiwan designated by Woods Investment is as follows. Please make sure to make an arrangement by phone and confirm the required documentations for the certification, also be aware of the required time for obtaining a notary certificate.

Taipei: Chao & Partners notary office

Telephone: +886 2 2506-5858 Address: 7F., No. 9, Sec. 3, Nanjing E. Rd., Taipei City,

Taiwan (R.O.C.)

Taichung: 吳宜勳 and 白司偉 notary office

Telephone: +886 4 2287-4455 Address: 3F.-2, No. 1846, Jiancheng Rd., South Dist.,

Taichung City, Taiwan (R.O.C.)

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Kaohsiung: 伍婉嫻 notary office

Telephone: +886 7 550-0698 Address: No. 508, Minglun Rd., Gushan Dist., Kaohsiung City, Taiwan (R.O.C.)

You may also find a notary public that is close to your residential place to certify the signature to the irrevocable power of attorney. If you do so, you need to bear the relevant costs and fees for such certification, and please also be aware of the required time for obtaining notary certificate the required documentations.

(4) You need to bring the following documents and materials with you to process the notarization of the irrevocable power of attorney. If you elect to go to a notary public office that is close to your residential place (and such notary public is not designated by Woods Investment), you need to check with such notary public about the required documentations for certification in advance.

a. Corporate Shareholder:

If the legal representative will go to the notary public’s office in person, you need to bring (1) photocopy of the most updated company registration form; (2) original and photocopy of legal representative’s identification card; and (3) company chops (same as those on the company registration form).

If a designated person by the corporate shareholder will go to the notary public’s office to handle the certification, you need to bring (1) original and photocopy of the legal representative’s identification card; (2)company chops (same as those on the company registration form; (3) proxy for handling the certification (affixed with company chops same as those on the company registration form; (4) photocopy of the most updated company registration form; and (5) original and photocopy of the designated person.

b. Individual Shareholder:

If you handle the certification of irrevocable power of attorney in person, you need to bring originals and photocopies of your identification card and passport. If you are under 20 years old, under declaration of guardian or assistance, please contact the notary public for required documentations in advance.

If you designate a proxy to handle the certification for you, please bring (1) originals and photocopies of the identification card and passport of the shareholder; (2) original and photocopy of the identification card of the proxy; (3) proxy for handling the certification (affixed with chop same as the chop certificate); and (4) original chop certificate issued by household registration office within 6 months.

(5) If you submit the conversion application but fails to complete the notarization of the irrevocable proxy, then the conversion process is deemed not completed.

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(6) Conversion Documents cannot be amend without the Woods Investment’s consent. Woods Investment may refuse to accept the conversion application if you submit the Conversion Documents with amendments not approved by Woods Investment.

(7) Wood Investment has the sole discretion to determine whether the submitted Conversion Documents are complete and the conversion application is accepted. Shareholders shall not object. If the shareholder has submitted the duly executed restructuring agreement and notarized irrevocable proxy, then the shareholder is deemed to have submitted the original executed Application Form for Conversion for the same number of sale shares set forth in Schedule 1 to the restructuring agreement, and Woods Investment may take any action and complete any procedures necessary for conversion of series B special shares into common shares (including signing of documents) and the recordation of transfer to TLC Cayman of such sale shares.

(8) If the shareholders fail to submit the Conversion Documents in accordance with this Section, then the conversion application is deemed not completed. Woods Investment will calculate the total number of series B special shares that are not converted into common shares as of the record date for redemption of series B special shares, and redeem them at NT$100 per share, and will pay by wire or by check posted by registered mail based on the shareholders roster provided by TDCC as of October 8, 2021 (wiring fee and postal fees to be borne by shareholders).

(9) In order to complete the restructuring, when you process the conversion application, the stock administration agent will also prepare the share transfer recordation form for your signing.

(III) Woods Investment will not issue share certificates for the series B special shares and converted common shares.

(IV) Please refer to and download for review Q&A of the Restructuring and Share Swap published on TLC’s website at https://ir.tlcbio.com/shareholder-resources/share-swap regarding the details of the restructuring procedures, the class of the shares received, and risks. Please note that we may update the Q&A at any time. The most recent version of the Q&A governs. Please pay special attention to Exhibit 2 attached thereto for the Comparison Table for Shares of Woods Investment and Sea Crest Holding Corp. to understand the differences in shareholders rights of shareholders of Woods Investment and of Sea Crest. Please note that the Cayman laws and Articles of Association do not provide for statutory preemptive rights, so in principal, you are not entitled to participate in the future capital increases. As set forth in the public announcement on July 5, 2021, PAG agreed to conduct a capital increase of US$50,000,000 into TLC Cayman, and the approximate dilution is 14%, and PAG’s shareholding after this capital increase (including exchangeable note exchanged into shares) will be around 24%.

(V). if you have any question, please contact the following:

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Shareholders’ Services Agent Department

SinoPac Securities Corporation

3F., No. 17, Bo’ai Rd.,

Zhongzheng Dist., Taipei City 100005

Taiwan (R.O.C.)

Telephone number: +886 2 2381 6288

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English Translation—For Reference Only

Proxy

The undersigned authorizes _____________as my agent to submit any documents necessary to Woods Investment Co., Ltd. (“Woods Investment”) and/or Shareholders’ Services Agent Department SinoPac Securities Corporation for converting series B special shares of Woods Investment into common shares and sign and deliver relevant applications for transferring the same and recording such transfer.

Legal entity

Name of the Company	(Signature or Chop)

Governmental Serial Number

Responsible Person

Address

Telephone

Individual

Name	(Signature or Chop)

ID Number

Address

Telephone

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English Translation—For Reference Only

NOTICE FOR RECORDING TRANSFER OF SHARES

The shareholder has transferred _____________ shares of Woods Investment Co., Ltd. held to the transferee below, at the price of NT$100 per share.

To shareholders’ Services Agent Department SinoPac Securities Corporation

Transferor:

No.

Name:

Serial Number:

Transferee

No.: 8

Name: TLC BioSciences Corp.

Please note that per the ruling of MOF numbered 79091196, if there is any capital gain after deducting the transfer price by the original cost, such capital gain shall be reported as income in the income tax returns.

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English Translation—For Reference Only

Woods Investment Co., Ltd. Chop Certificate		No.

Name of shareholder	ID Number	Chop Imprint
Household registered address
Contact address
Birth date	Tel

Email		Nationality
Note:

1. The personal information collected by the Shareholders’ Services Agent Department will be processed or used for the purposes of shares administration. Relevant information will be stored for the period set forth in the law or contract. If shareholders would like to exercise their rights under the law, please contact the Shareholders’ Services Agent Department

2. Shareholders shall exercise their shareholders’ rights shall be based on the chop and information set forth in this certificate.

3. According to the ruling numbered (八九)台財證(三)第五四一六六號函, minor shall also have his or her parents chop on this certificate.

4 please attach a copy of the ID card including front and back sides to avoid any impact on the shareholders’ rights.

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THIS IS FOR REFERENCE ONLY. DO NOT SIGN ON THESE DOCUMENTS.

本契約經各方當事人於本契約所載之日期簽署

Shareholder (股東):

Please sign in person or affix your chop. The form of your signature or chop should be the same as the one used in the irrevocable power of attorney, and your Chinese and English name should be consistent with your passport.

____

Name (名字/名稱):

Representative (代表人):

Address (地址):

Email (電子郵件):

Please fill in the information. Individual shareholder can omit the information of Representative.

Please fill in the address in both Chinese and English to prepare the register of members of Cayman company.

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THIS IS FOR REFERENCE ONLY. DO NOT SIGN ON THESE DOCUMENTS.

SCHEDULE 1

附表一

轉換申請書 (CONVERSION FORM)

LIST OF SHAREHOLDER AND SHARES

股東及股份清冊

一、轉換申請：股東茲此申請將與下列轉讓股份數量相同之森投資公司之乙種特別股，以一比一的換股比例轉換成普通股。

二、轉讓股份及新股數量及種類：

Class of Sale Shares 轉讓股份種類	Number of Sale Shares 轉讓股份數量	Class of New Shares 新股種類	Number of New Shares 新股數量
普通股		Ordinary Shares	

The Number of Sale Shares should be consistent with the Number of Shares for Conversion provided in the Conversion Application Form.

The Number of New Shares should be consistent with the Number of Sale Shares.

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THIS IS FOR REFERENCE ONLY. DO NOT SIGN ON THESE DOCUMENTS.

WOODS INVESTMENT CO., LTD.

SERIES B SPECIAL SHARES CONVERTED INTO COMMON SHARES

CONVERSION APPLICATION FORM

Please fill in the date.

經辦		收件	

Date: 2021

If you already have a registered chop at the shareholders' services agent, please apply the same chop.

Please fill in the address in both Chinese and English.

Please tick one. If "Partial Conversion" is ticked, please fill in the Number of Shares for Conversion.

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Restructuring Agreement

This Restructuring Agreement is made on October 12, 2021 (the “Signing Date”) by and among (the “Agreement”):

(1)

TLC BioSciences Corp., an exempted company incorporated under the laws of Cayman Islands, whose registered office is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Company”);

(2)

Sea Crest Holding Corp., an exempted company incorporated under the laws of Cayman Islands, whose registered office is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Cayman 2”);

(3)

Woods Investment Company, Ltd., a company limited by shares incorporated under the laws of Taiwan, whose registered office is located at 11F-1, No. 3, Yuanqu Street, Nangang District, Taipei (“Woods”); and

(4)	The person or entity listed on Schedule 1 (“Shareholder”).

WHEREAS

(A)

Woods proposed to conduct a share swap with Company pursuant to the Business Mergers and Acquisitions Act of Taiwan, pursuant to which, Company will acquire all issued and outstanding shares of Woods and will issue shares to shareholders of Woods as consideration. However, Company cannot implement the share swap pursuant to the requirements set out in the “Declaration for Cross Border M&A” promulgated by the IC. Therefore, Woods proposes to proceed with the restructuring pursuant to this Agreement. Company will acquire shares held by Shareholder by cash, and Shareholder will subscribe shares issued by Cayman 2. After the completion of the aforementioned process, Company will become the parent company of Woods and Shareholder will become shareholder of Cayman 2 (the “Restructuring”).

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(B)

In order the implement the Restructuring, Shareholder agrees to transfer the Sale Shares (as defined below) to Company, and (1) Company agrees to purchase the Sale Shares; (2) Cayman 2 agrees to issue new shares for Shareholder’s subscription pursuant to this Agreement; and (3) Company will issue to Cayman 2 the same number and same class of shares as issued by Cayman 2 to Shareholder.

IT IS AGREED:

1.	Definitions

1.1	Unless otherwise provided in this Agreement, the following words and expressions have the following meanings:

“Agreement” has the meaning ascribed to it in the introductory paragraph.

“Cayman 2” has the meaning ascribed to it in the introductory paragraph.

“Closing” has the meaning ascribed to it in Section 5.1 of this Agreement.

“Closing Date” has the meaning ascribed to it in Section 5.1 of this Agreement.

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“Company” has the meaning ascribed to it in the introductory paragraph.

“IC” means the Investment Commission, the Ministry of Economic Affairs of Taiwan.

“IC Approval” has the meaning ascribed to it in Section 4.1(d) of this Agreement.

“New Shares” has the meaning ascribed to it in Section 2.2 of this Agreement.

“NT$” means New Taiwan Dollars, the legal currency of the Republic of China.

“Per Share Purchase Price” has the meaning ascribed to it in Section 3.1 of this Agreement.

“Per Share Issue Price” has the meaning ascribed to it in Section 3.2 of this Agreement.

“Purchase Price” has the meaning ascribed to it in Section 3.1 of this Agreement

“Restructuring” has the meaning ascribed to it in the recitals.

“Sale Shares” has the meaning ascribed to it in Section 2.1 of this Agreement.

“Shareholder” has the meaning ascribed to it in the introductory paragraph.

“Signing Date” has the meaning ascribed to it in the introductory paragraph.

“Subscription Price” has the meaning ascribed to it in Section 3.2 of this Agreement.

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“USD” means the United States Dollars, the legal currency of the United States of America.

“Woods” has the meaning ascribed to it in the introductory paragraph.

2.	Purchase and Transfer of Sale Shares; Subscription of New Shares

2.1	Purchase and Transfer of Sale Shares

Subject to the terms of this Agreement, at or prior to the Closing, Shareholder shall sell the number of shares in Woods as prescribed in Schedule 1 under the column titled “Number of Sale Shares” set forth opposite Shareholder’s name (the “Sale Shares”), and Company shall purchase the Sale Shares.

2.2	Allotment, Issue and Subscription of New Shares

At or prior to the Closing, and subject to the terms of this Agreement, Cayman 2 shall issue certain number of ordinary shares, series A preferred shares and/or series B preferred shares each with a par value of US$0.0001 each as set out in Schedule 1 under the column titled “Number of New Shares” (the “New Shares”) to Shareholder.

3.	Consideration

3.1	Purchase Price

The purchase price payable for each Sale Share shall be the amount of USD equivalent to NT$100 (the “Per Share Purchase Price”), provided, however, Company may determine the Per Share Purchase Price upon the request of the IC. Company shall pay, at or prior to the Closing, an amount equal to the Per Share Purchase Price multiplied by the number of Sale Shares in the currency provided in the IC Approval to the bank account designated by Woods (the “Purchase Price”)

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3.2	Subscription Price

The per share issue price of the New Share shall be the amount equivalent to Per Share Purchase Price denominated in USD (the “Per Share Issue Price”). In the event that the Purchase Price has been converted into NT$, then the amount of USD equivalent to the Per Share Purchase Price shall be calculated based on the out-bound remittance exchange rate supplied by the bank. In general, one Sale Share will be exchanged into one New Share. The amount equal to the Per Share Issue Price multiplied by the number of New Shares will be remitted to the bank account designated by Company (the “Subscription Price”). As the Per Share Issue Price equals to Per Share Purchase Price, no fractional share will be issued.

4.	Conditions Precedent

4.1

The obligations of (1) Company and Shareholder to complete the purchase of the Sale Shares by Shareholder; and (2) Cayman 2 and Shareholder to complete the issuance and subscription of the New Shares to Shareholder shall be subject to the fulfilment and satisfaction (or otherwise waived in writing by the relevant parties to this Agreement) of the following conditions precedent, on or prior to the Closing Date:

(a)	all representations and warranties of Shareholder set forth in Section 6 are true, accurate and correct as on the Signing Date and as on the Closing Date;

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(b)	Shareholder having executed the irrevocable power of attorney in the form and substance attached hereto as Exhibit 1 and signature being certified by a notary public;

(c)	immediately before the Closing Date, the authorized share capital of Cayman 2 has been altered to allow for the allotment and issue of the New Shares under Section 2.2 of this Agreement; and

(d)	Company having received the foreign investment approval letter issued by the IC (the “IC Approval”) for purchase of the Sale Shares.

5.	Closing

5.1

The sale and purchase of the Sale Shares and the subscription of the New Shares contemplated herein shall take place as promptly as practicable after all of the conditions set forth in Section 4 have been met or waived in writing (the “Closing”, the date on which the Closing taking place, the “Closing Date”).

5.2	At the Closing, Shareholder shall deliver to Company:

(a)	a complete and duly executed application for registration of the transfer of the Sale Shares to Company;

(b)	if applicable, the reporting documents for foreign currency exchange transaction with respect to the Purchase Price and the Subscription Price; and

(c)	other documents required for Woods’ entry and update of shareholders roster by its stock affairs department or its agent.

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5.3	After deliverables have been delivered by Shareholder set forth in Section 5.2, Cayman 2 shall issue New Shares and deliver to Shareholder or Woods:

(a)

a copy of the relevant section of the updated Register of Members confirming that Cayman 2’s register of members has been updated to record Shareholder as a registered member of Cayman 2 holding the number of New Shares set forth opposite Shareholder’s name in Schedule 1.

5.4

Shareholder has agreed to, for the purpose of performing this Agreement and upon request by Company (including but not limited to for obtaining the IC Approval, filing application for capital verification to the IC and conducting all mandatory anti-money laundering procedures under applicable laws), provide any and all required documents or information to Company or its designated person.

5.5

As of the Closing Date, the articles of incorporation of Woods will be substantially in the form and substance attached hereto as Exhibit 2. As of the Closing Date, the memorandum and articles of association of Cayman 2 will be substantially in the form and substance attached hereto as Exhibit 3.

5.6	At the Closing, the directors and supervisor of Woods remain unchanged.

6.	Representations and Warranties

6.1	Shareholder represents and warrants to Company, that as of the Signing Date and the Closing Date:

(a)

Shareholder has good and valid title, free and clear of any claims, liens, charges, encumbrances and equities and from all other rights exercisable by or claims by third parties, to the Sale Shares set forth opposite his/her/its name in Schedule 1.

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(b)

There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance or equity on, over or affecting the Sale Shares listed in Schedule 1 or any of them and there is no agreement or commitment to give or create any rights and no claim has been made by any person to be entitled to any rights (whether or not legally binding) thereon.

(c)	Shareholder has the requisite power and authority to enter into and perform this Agreement and other documents which are to be executed by Shareholder prior to the Closing.

(d)	This Agreement constitutes binding, effective and enforceable obligations of Shareholder in accordance with their respective terms.

(e)	The execution, delivery or performance of this Agreement and documents relevant to this Agreement will not:

(1)	if applicable, result in a breach of any provision of the memorandum and articles of association or by-laws or equivalent constitutional documents of Shareholder;

(2)	result in a breach of, or constitute a default under, any instrument to which Shareholder is a party or by which Shareholder is bound; or

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(3)	result in a breach of any order, judgment or decree of any court or governmental agency to which Shareholder is a party or by which Shareholder is bound.

6.2	Company represents and warrants to Shareholder that as of the Signing Date and the Closing Date:

(a)	Company has the requisite power and authority to enter into and perform this Agreement and other documents which are to be executed by Company;

(b)	this Agreement constitutes binding, effective and enforceable obligations of Company in accordance with their respective terms;

(c)	the execution and delivery of, and the performance by Company of its obligations under this Agreement and the documents relevant to this Agreement will not:

(1)	result in a breach of any provision of its memorandum and articles of association or by-laws or equivalent constitutional documents of Company;

(2)	result in a breach of, or constitute a default under, any instrument to which Company is a party or by which Company is bound; or

(3)	result in a breach of any order, judgment or decree of any court or governmental agency to which Company is a party or by which Company is bound.

6.3	Cayman 2 represents and warrants to Shareholder that as of the Signing Date and the Closing Date:

(a)	Cayman 2 has the requisite power and authority to enter into and perform this Agreement and other documents which are to be executed by Cayman 2;

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(b)	this Agreement constitutes binding, effective and enforceable obligations of Cayman 2 in accordance with their respective terms;

(c)	the execution and delivery of, and the performance by Cayman 2 of its obligations under this Agreement and the documents relevant to this Agreement will not:

(1)	result in a breach of any provision of its memorandum and articles of association or by-laws or equivalent constitutional documents of Cayman 2;

(2)	result in a breach of, or constitute a default under, any instrument to which Cayman 2 is a party or by which Cayman 2 is bound; or

(3)	result in a breach of any order, judgment or decree of any court or governmental agency to which Cayman 2 is a party or by which Cayman 2 is bound.

7.	Covenants

7.1

This Agreement constitutes the whole and only agreement among Company, Cayman 2 and Shareholder relating to the sale and purchase of the Sale Shares and the Subscription of New Shares, and supersedes any prior negotiation, discussion, understanding or agreement among the parties relating to the subject matter of this Agreement (if any).

7.2

Except in the case of fraud, no party shall have any right of action against any other party to this Agreement arising out of or in connection with any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement made or given by any person at any time prior to the date of this Agreement except to the extent that it is repeated in this Agreement.

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7.3

Following the execution of this Agreement, unless with the Company’s prior written consent, which the Company may withhold at its sole discretion, Shareholder shall not transfer any part of or all of the Sale Shares to any third party unless and until this Agreement is terminated pursuant to Section 13 below.

8.	Notice

8.1

Any notice or other communication given or made under or in connection with the matters contemplated by this Agreement shall be in writing, in English or Chinese language, and may be sent by messenger, a recognized courier service, prepaid airmail (in the case of international service) or electronic mail, or may be delivered personally to the address of the relevant party as set forth in its signature page.

9.	Confidentiality

9.1

The parties to this Agreement shall keep the existence and the terms of this Agreement confidential and shall not disclose to any third party other than to their employees, agents or advisors on a need-to-know basis. Notwithstanding the foregoing, the parties to this Agreement may disclose the existence and the terms of this Agreement to the regulatory authority, applicable securities market or its counsels and advisors.

11

10.	Costs

10.1

Company will be responsible for the bank handling charges, governmental fees, remittance charges, and other costs required for completing of the transaction contemplated herein. Except for costs listed above to be borne by Company, each party to this Agreement shall pay its own costs, expenses and taxes in relation to the sale and purchase of the Sale Shares as well as the issuance and subscription of the New Shares and the preparation, execution and carrying into effect of this Agreement. Each party to this Agreement shall consult their own legal and tax advisors for the matters set forth herein and bear the relevant costs.

11.	Counterparts

11.1

This Agreement may be entered into in any number of counterparts, and by the parties to it on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement.

12.	Miscellaneous

12.1	The invalidity or unenforceable of any provision of this Agreement shall not prejudice or affect the validity or enforceability of the remainder.

12.2	The variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party to this Agreement.

12.3

The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

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12.4

A telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by photocopy or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

12.5

This Agreement has been prepared and executed by the parties in English. In the event of any conflict between English language version of this Agreement and the Chinese translation or any subsequent translation into any other language, this English language version shall govern and control.

13.	Termination

13.1	This Agreement may be terminated by Company at any time prior to the Closing Date upon written notice to Cayman 2 and Shareholder, if:

Cayman 2

(a)	Company has determined not to proceed with the Restructuring.

14.	Governing Law

14.1	This Agreement shall be governed by, and constructed in accordance with, the laws of the Republic of China.

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IN WITNESS whereof this Agreement has been entered into by the parties on the day and year first above written.

Shareholder:

Name:

Representative:

Address:

Email:

TLC BioSciences Corp.

Name): Chih-Heng Yeh

Title): Director

Address: PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Email:

Sea Crest Holding Corp.

Name: Chih-Heng Yen

Title: Director

Address: PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Email:

Woods Investment Company, Ltd.

Name: Keelung Hong

Title: Director

Address: 11F.-1, No. 3, Park St., Nangang Dist., Taipei City 115603, Taiwan (R.O.C.)

Email:

SCHEDULE 1

(CONVERSION FORM)

LIST OF SHAREHOLDER AND SHARES

Class of Sale Shares	Number of Sale Shares	Class of New Shares	Number of New Shares
Ordinary Shares

Exhibit 1

Form of Irrevocable Power of Attorney

POWER OF ATTORNEY

In connection with the Restructuring Agreement for the sale of the shares of Woods Investment Company, Ltd. (“Woods Investment”) owned by the undersigned now and thereafter to TLC BioSciences Corp., an exempted company organized under the laws of Cayman Islands, whose registered office is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“TLC Cayman”) and subscription of new shares of Sea Crest Holding Corp., an exempted company organized under the laws of Cayman Islands, whose registered office is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“SEA CREST”) (the “Restructuring Agreement”) entered into by and among certain shareholders of Woods Investment, the undersigned hereby irrevocably constitutes and appoints Woods Investment (the “Representative”), as the undersigned’s true and lawful attorney-in-fact and representative, to do any and all things and to execute and deliver any and all documents in the undersigned’s name, place and stead, in any way which the undersigned could do if personally present, in connection with the performance of and consummation of the transactions set forth in the Restructuring Agreement.

This Power of Attorney shall constitute an irrevocable, exclusive power of attorney granted by the undersigned to the Representative and shall be binding upon the undersigned’s representatives, successors and assigns. The undersigned hereby grants to Representative full power and authority to do all acts and things necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully as the undersigned might or could do if present and hereby ratify and confirm all that the Representative shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Without limiting the generality of the foregoing, the undersigned hereby grants the Representative the power and right, on behalf of the undersigned and in the undersigned’s name, without assent by the undersigned, to do the following:

(i)	to give and receive any and all written notices, communications, payments, and other deliveries under or relating to Restructuring Agreement;

(ii)	to assist in the payment of the securities transaction tax for the sale of the undersigned’s shares in Woods Investment, if any;

(iii)

if applicable, to receive the consideration payable to the undersigned by TLC Cayman in accordance with the Restructuring Agreement (the “Sale Proceed”) and the ancillary documents on behalf of the undersigned;

(iv)

to wire the subscription price payable to SEA CREST on behalf of the undersigned for his, her or its subscription of the shares of SEA CREST as set forth in the Restructuring Agreement and the ancillary documents; and

(v)	to take any action provided in Restructuring Agreement and/or the ancillary documents and necessary to complete the transactions set forth in the Restructuring Agreement.

No person to whom this Power of Attorney is presented, as authority for the Representative to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the undersigned as to the authority of the Representative to take any action described herein, or as to the existence of or fulfilment of any condition to this Power of Attorney, which is intended to grant to the Representative unconditionally the authority to take and perform the actions contemplated herein.

The undersigned hereby confirms that any instruction by the undersigned to pay the Sale Proceed to any person other than the Representative’s designated bank account shall be deemed void and disregarded by the Representative.

The undersigned hereby waives any claim against the Representative arising from any actions or omissions to act by the Representative to complete the transactions contemplated in the Restructuring Agreement except for his gross negligence or wilful act.

To:
Woods Investment Company, Ltd.

Name of the Shareholder:
Date:

Exhibit 2

Form of Articles of Incorporation of Woods

English Translation - For Reference Only

Wood Investment Company, Ltd. Articles of Incorporation

Chapter I General Provisions

Article 1:	The Company shall be named Wood Investment Company Ltd. (the “Company”) and incorporated as a company limited by shares in accordance with the Company Act.

Article 2:	The Company shall engage in the businesses below: 1. H201010 Investment

Article 3:	The Company’s head office shall be located in the city of Taipei.

Article 4	Public announcements of the Company shall be made in accordance with Article 28 of the Company Act.

Article 5:	The Company may provide guarantees for others for operational needs.

Chapter II Shares

Article 6:	The Company shall issue shares with no par value, and the capital shall be divided into 1,000,000,000 shares which may be issued in installments as it deems necessary and a part of them shall be special shares. 2,000,000 shares out of the aforementioned shares shall bereserved for issuance of employee stock options to employees of the Company or subsidiary of the Company that meets certain conditions.

Article 6-1:

The Company may issue series A-1 special Shares with the rights and privileges stated below (the “Series A-1 Special Shares”):

1.  The holders of Series A-1 Special Shares are not eligible for stock interest, but are eligible for distributions of cash out of earnings and the capital reserve. In the event that the Company distributes bonuses in the form of new shares to holders of common shares, the holders of Series A-1 Special Share are eligible for such distribution at a ratio equal to holders of Series A-2 Special Shares, Series A-3 Special Shares, Series B Special Shares and common shares.

2.  The holders of Series A-1 Special Shares have voting and election rights, and can be elected as directors or supervisors. Each Series A-1 Special Share has one vote.

English Translation - For Reference Only

3.  Upon the maturity date of the Series B Special Shares, the Company may redeem all or part of Series A-1 Special Shares at a price equal to the issue price of Series A-1 Special Shares after considering the amount for the redemption price of Series B Special Shares, without having to obtain consent from the holders of the Series A-1 Special Shares.

4.  The holders of Series A-1 Special Shares do not have the right to request for converting the Series A-1 Special Shares into common shares or to request redemption by the Company.

5.  The holders of Series A-1 Special Shares have the same preemptive right over the Company’s issuance of new shares for cash as the holders of common shares.

6.  In the event of any dissolution or liquidation of the Company, the holders of Series A-1 Special Shares will be junior to the creditors. For the distribution of the remaining assets of the Company, an amount equal to the issue price of series A-1 special shares shall be distributed to the holders of series A-1 special shares in cash. After the payment of the aforementioned preferential amount, the remaining assets shall be distributed to the holders of series A-2 special shares for an amount equal to the issue price of series A-2 special shares in cash. After the payment of the aforementioned preferential amounts, the remaining assets shall be distributed to the holders of series A-3 special shares for an amount equal to the issue price of series A-3 special shares in cash. After the payment of the aforementioned preferential amounts, the remaining assets shall be distributed to the holders of Series B Special Shares for an amount equal to the issue price of Series B Special Shares in cash. In the event that any assets remain after the distribution of the aforementioned preferential amounts, the remaining assets should be distributed pro rata based on the number of shares held by each shareholder.

7.  The Series A-1 Special Shares are not transferrable or assignable.

Article 6-2:

The Company may issue series A-2 special Shares with the rights and privileges stated below (the “Series A-2 Special Shares”):

1.  The holders of Series A-2 Special Shares are not eligible for stock interest, but are eligible for distributions of cash out of earnings and the capital reserve. In the event that the Company distributes bonuses in the form of new shares to holders of common shares, the holders of Series A-2 Special Share are eligible for such distribution at a ratio equal to holders of Series A-1 Special Shares, Series A-3 Special Shares, Series B Special Shares and common shares.

2.  The holders of Series A-2 Special Shares have voting and election rights, and can be elected as directors or supervisors. Each Series A-2 Special Share has one vote.

3.  Upon the maturity date of the Series B Special Shares, the Company may redeem all or part of Series A-2 Special Shares at a price equal to the issue price of Series A-2 Special Shares after considering the amount for the redemption price of Series B Special Shares, without having to obtain consent from the holders of the Series A-2 Special Shares.

English Translation - For Reference Only

4.  The holders of Series A-2 Special Shares do not have the right to request for converting the Series A-2 Special Shares into common shares or to request redemption by the Company.

5.  The holders of Series A-2 Special Shares have the same preemptive right over the Company’s issuance of new shares for cash as the holders of common shares.

6.  In the event of any dissolution or liquidation of the Company, the holders of Series A-2 Special Shares will be junior to the creditors of the Company and the holders of Series A-1 Special shares. For the distribution of the remaining assets of the Company, an amount equal to the issue price of Series A-1 Special Shares shall be distributed to the holders of Series A-1 Special Shares in cash. After the payment of the aforementioned preferential amount, the remaining assets shall be distributed to the holders of Series A-2 Special Shares for an amount equal to the issue price of Series A-2 Special Shares in cash. After the payment of the aforementioned preferential amounts, the remaining assets shall be distributed to the holders of Series A-3 Special Shares for an amount equal to the issue price of Series A-3 Special Shares in cash. After the payment of the aforementioned preferential amounts, the remaining assets shall be distributed to the holders of Series B Special Shares for an amount equal to the issue price of Series B Special Shares in cash. In the event that any assets remain after the distribution of the aforementioned preferential amounts, the remaining assets should be distributed pro rata based on the number of shares held by each shareholder.

7.  The Series A-2 Special Shares are not transferrable or assignable.

Article 6-3:

The Company may issue series A-3 special Shares with the rights and privileges stated below (the “Series A-3 Special Shares”):

1.  The holders of Series A-3 Special Shares are not eligible for stock interest, but are eligible for distributions of cash out of earnings and the capital reserve. In the event that the Company distributes bonuses in the form of new shares to holders of common shares, the holders of Series A-3 Special Shares are eligible for such distribution at a ratio equal to holders of Series A-1 Special Shares, Series A-2 Special Shares, Series B Special Shares and common shares.

2.  The holders of Series A-3 Special Shares have voting and election rights, and can be elected as directors or supervisors. Each Series A-3 Special Share has one vote.

3.  Upon the maturity date of the Series B Special Shares, the Company may redeem all or part of Series A-3 Special Shares at a price equal to the issue price of Series A-3 Special Shares after considering the amount for the redemption price of Series B Special Shares, without having to obtain consent from the holders of the Series A-3 Special Shares.

4.  The holders of Series A-3 Special Shares do not have the right to request for converting the Series A-3 Special Shares into common shares or to request redemption by the Company.

English Translation - For Reference Only

5.  The holders of Series A-3 Special Shares have the same preemptive right over the Company’s issuance of new shares for cash as the holders of common shares.

6.  In the event of any dissolution or liquidation of the Company, the holders of Series A-3 Special Shares will be junior to the creditors of the Company, holders of Series A-1 Special Shares and the holders of Series A-2 Special Shares. For the distribution of the remaining assets of the Company, an amount equal to the issue price of Series A-1 Special Shares shall be distributed to the holders of Series A-1 Special Shares in cash. After the payment of the aforementioned preferential amount, the remaining assets shall be distributed to the holders of Series A-2 Special Shares for an amount equal to the issue price of Series A-2 Special Shares in cash. After the payment of the aforementioned preferential amounts, the remaining assets shall be distributed to the holders of Series A-3 Special Shares for an amount equal to the issue price of Series A-3 Special Shares in cash. After the payment of the aforementioned preferential amounts, the remaining assets shall be distributed to the holders of Series B Special Shares for an amount equal to the issue price of Series B Special Shares in cash. In the event that any assets remain after the distribution of the aforementioned preferential amounts, the remaining assets should be distributed pro rata based on the number of shares held by each shareholder.

Article 6-4:

The Company may issue series B special Shares with the rights and privileges stated below (the “Series B Special Shares”):

1.  The Series B Special Shares shall mature upon the expiration of one month after their issuance. Unless otherwise purchased and cancelled by the Company, or converted into common shares of the Company, the Series B Special Shares shall be redeemed by the Company at the issue price without having to obtain consent from the holders of the Series B Special Shares.

2.  The holders of Series B Special Shares are not eligible for stock interest, but are eligible for distributions of cash out of earnings and the capital reserve. In the event that the Company distributes bonuses in the form of new shares to holders of common shares, the holders of Series B Special Share are eligible for such distribution at a ratio equal to holders of series A-1 special shares, series A-2 special shares, series A-3 special shares and common shares.

3.  The holders of Series B Special Shares do not have voting and election rights, nor can they be elected as directors or supervisors.

4.  Within the period starting from the issue date of the Series B Special Shares through 10 days prior to the maturity date (the “Conversion Period”), a holder of Series B Special Shares may notify the Company to request that the Company convert all or part of the Series B Special Shares held by such holder to common shares at the conversion ratio of 1:1, subject to the conditions set forth below:

English Translation - For Reference Only

(1)   The holder of Series B Special Shares has executed the application for conversion prepared by the Company;

(2)   The holder of Series B Special Shares has agreed to cooperate with the Company in its Restructuring Plan, and participate and perform a transaction or series of transactions to complete the Company’s restructuring plan, including but not limited to, execution of documents (for example, the restructuring agreement and power of attorney or other ancillary documents) in relation to the restructuring and submission of filing for governmental approval; and

(3)   The holder of Series B Special Shares has obtained all requisite governmental approvals with respect to holding shares in the Company, including but not limited to the approval from the Taiwan Investment Commission.

“Restructuring Plan” means a transaction or series of transactions to be implemented by the Company, and pursuant to which the Company will become a subsidiary of TLC BioSciences Corp., a Cayman Islands company. Upon the completion of the Restructuring Plan, the Company will become a subsidiary of TLC BioSciences Corp., and shareholders who participated in the Restructuring Plan will indirectly hold shares in TLC BioSciences Corp. via an offshore holding structure.

In the event that a holder of Series B Special Shares fails to provide the documents set out in Section 4 within the period starting from the application for conversion through the expiration of Conversion Period, the Company may refuse such request and redeem all Series B Special Shares held by such holder on the maturity date. No consent is required from the holder of Series B Special Shares for the redemption of shares described in this provision.

5.  After the holders of Series B Special Shares submit an application for conversion, the board of directors shall determine the record date of the conversion. The common shares issued as a result of the conversion of Series B Special Shares shall be the same as the Company’s issued and outstanding common shares.

6.  In the event of issuance of new shares for cash by the Company, the holders of Series B Special Shares shall have the same preemptive right as the holders of common shares over such new shares.

7.  In the event of any dissolution or liquidation of the Company, the holders of Series B Special Shares will be junior to the creditors of the Company, holders of series A-1 special shares, holders of series A-2 special shares and holders of series A-3 special shares. For the distribution of the remaining assets of the Company, an amount equal to the issue price of series A-1 special shares shall be distributed to the holders of series A-1 special shares in cash. After the payment of the aforementioned preferential amount, the remaining assets shall be distributed to the holders of series A-2 special shares for an amount equal to the issue price of series A-2 special shares in cash. After the payment of the aforementioned preferential amounts, the remaining assets shall be distributed to the holders of series A-3 special shares for an amount equal to the issue price of series A-3 special shares in cash. After the payment of the aforementioned preferential amounts, the remaining assets shall be distributed to the holders of Series B Special Shares for an amount equal to the issue price of Series B Special Shares in cash. In the event that any assets remain after the distribution of the aforementioned preferential amounts, the remaining assets should be distributed pro rata based on the number of shares held by each shareholder.

English Translation - For Reference Only

Article 7:	No transfer of shares of the Company may be recorded in the shareholders’ register within 30 days prior to a regular shareholders’ meeting; within 15 days prior to an extraordinary shareholders’ meeting; or within 5 days prior to the record date of the distribution of dividends, bonuses, or other benefits, as decided by the Company.

Article 8:

The subjects of the transfer of treasury shares bought back by the Company in accordance with the Company Act include the employees of a company that controls the Company or that is controlled by the Company who meet certain conditions.

The subjects of the distribution of employee stock options issued by the Company include the employees of a company that controls the Company or that is controlled by the Company who meet certain conditions.

The subjects of the issuance of new shares by the Company include the employees of a company that controls the Company or that is controlled by the Company who meet certain conditions.

The subjects of the issuance of new shares with restricted rights for employees by the Company include the employees of a company that controls the Company or that is controlled by the Company who meet certain conditions.

Chapter III Shareholders’ Meetings

Article 9:	The Company shall have annual and extraordinary shareholders’ meetings. Annual shareholders’ meetings shall be called at least once in a year by the Board of Directors within six months after the close of each fiscal year in accordance with the applicable laws. Extraordinary meetings may be called as necessary in accordance with the applicable laws.

English Translation - For Reference Only

Article 10:	The Company may hold its shareholders’ meeting by means of visual communication networks or other methods promulgated by the central competent authority.

Article 11:	Unless otherwise stipulated in laws and regulations or the Articles of Incorporation, each shareholder of the Company shall be entitled to one vote for each share held by such shareholder. There is no voting right for shares held by the Company in accordance with the laws.

Article 12:	Unless otherwise required by the Company Act, resolutions at a shareholders’ meeting shall be adopted by a majority vote of the shares represented by shareholders present at a shareholders meeting which is attended by shareholders representing a majority of the total number of shares of the Company that are issued and outstanding.

Article 13:	Should the Company be organized by a single government shareholder or a single juristic person shareholder, the functional duties and the powers of the shareholders’ meeting shall be exercised by the board of directors, and thus provisions related to shareholders’ meetings are not applicable in this circumstance.

Chapter IV Directors and Supervisor

Article 14:	The Company does not have a board of directors.

Article 15:	The Company shall have 5 director and 1 supervisor, each of whom has a term of office for no more than three years. They shall be elected at the shareholders’ meeting from among candidates who have legal capacity and may be eligible for re-election. In the event that there is only one corporate or governmental shareholder of the Company, the Company shall not have any supervisor.

Article 15-1:	The board of directors shall comprise of all directors of the Company. The board of directors shall elect a chairman of the board directors from among the directors by a majority vote at a meeting attended by over two-thirds of the directors. The chairman of the board of directors shall internally preside the shareholders’ meeting, the meeting of the board of directors; and shall externally represent the Company. In calling a meeting of the board of directors, a notice shall be given to each director and supervisor no later than 3 days prior to the scheduled meeting date. In the case of emergency, a meeting of the board of directors may be convened at any time. The notice set forth in the preceding sentences may be effected by means of electronic transmission, written communication or facsimile.

English Translation - For Reference Only

Article 15-2:	Upon the approval of all directors of the Company, any action to be taken at a meeting of the board of directors may be taken, without a meeting, by written consents to exercise their voting power. A meeting of the board of directors held in accordance with the preceding sentence shall be deemed to have been convened; the directors who exercise their voting power by written consents shall be deemed to have attend the meeting in person.

Article 15-2:	Upon the approval of all directors of the Company, any action to be taken at a meeting of the board of directors may be taken, without a meeting, by written consents to exercise their voting power. A meeting of the board of directors held in accordance with the preceding sentence shall be deemed to have been convened; the directors who exercise their voting power by written consents shall be deemed to have attend the meeting in person.
Article 15-3:

The chairman of the board of directors shall convene and preside the meeting of the board of directors. In case the chairman of the board of directors is on leave or absent or cannot exercise his power and authority for any cause, the appointment of chairman proxy shall be handled pursuant to Article 208 of the Company Act. Each director shall attend the meeting of the board of directors in person. In the event that a director cannot attend the meeting of the board of directors in person, such director may appoint another director to attend a meeting of the board of directors in his/her behalf, he/she shall, in each time, issue a written proxy and state therein the scope of authority with reference to the subjects to be discussed at the meeting. A director may accept the appointment to act as the proxy referred to in the preceding sentence of one other director only.

In case a meeting of the board of directors is proceeded via visual communication network, then the directors taking part in such a visual communication meeting shall be deemed to have attended the meeting in person.

Unless otherwise provided for in the Company Act, resolutions of the board of directors shall be adopted by a majority of the directors at a meeting attended by a majority of the directors.

Resolutions adopted at a meeting of the board of directors shall be recorded in the minutes of the meeting, which shall be affixed with the signature or seal of the chairman of the meeting and shall be distributed to all directors within twenty (20) days after the close of the meeting.

Article 16:	The board of directors is authorized to determine the remuneration to directors and supervisors based on industry standards.

English Translation - For Reference Only

Chapter V Manager

Article 17:	The Company may have several managers, and their appointment, dismissal, and remuneration shall be handled in compliance with Article 29 of the Company Act.

Chapter VI Accounting

Article 18:	Reports on operations, financial statements, and proposals for the distribution of profits for the covering of losses shall be submitted to the annual shareholders’ meeting for approval at the end of the fiscal year.

Article 19:	If the Company has profits at the end of the year, zero point one percent of the profit (0.1%) shall be distributed to the employees. However, in the event that the Company still has accumulated losses, an amount shall be reserved to make up accumulated losses before distribution may be made.

Article 20:	The employees of a company that controls the Company or that is controlled by the Company shall be entitled to receive the distribution of profits when certain conditions are met.

Article 21:	If the Company’s concluded financial report shows profits, they shall be distributed in the order of paying taxes and levies, making up any prior year’s losses, and setting aside ten percent (10%) as the statutory surplus reserve, unless the accumulated surplus reserve is equal to or greater than the paid-in capital of the Company. If there is still any profit remaining after the foregoing distributions, the shareholders’ meeting shall make a resolution regarding the distribution of the dividends from the remainder of the profit.

Chapter VII Supplementary Provisions

Article 22	The Company Act shall be referred to for matters not covered in these Articles of Incorporation.

Article 23

The Articles of Incorporation were first made and executed on March 11, 2021.

The first amendment to the Articles of Incorporation was made on July 2, 2021.

The second amendment to the Articles of Incorporation was made on September [ ], 2021.

Exhibit 3

Form of Memorandum and Articles of Association of Cayman 2

Cayman 2

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

SEA CREST HOLDING CORP.

(adopted by a special resolution passed on [date], 2021)

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

SEA CREST HOLDING CORP.

(adopted by a special resolution passed on [date], 2021)

1	The name of the Company is Sea Crest Holding Corp.

2

The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5	The share capital of the Company is US$50,000 divided into:

(a)	[ ] Ordinary Shares of a par value of US$0.0001 each; and

(b)

[                ] Preferred Shares of a par value of US$0.0001 each comprising of (i) [                ] Series A Preferred Shares of a par value of US$0.0001 each; and (ii) Series B Preferred Shares of a par value of US$0.0001 each.

provided always that subject to the Statute and the Articles of Association, the Company shall have power to redeem or purchase any of its shares and to subdivide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privileges or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

6

The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

SEA CREST HOLDING CORP.

(adopted by a special resolution passed on [date], 2021)

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”	means these amended and restated articles of association of the Company as amended from time to time by Special Resolution.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Board” or “Board of Directors”	means the Board of Directors of the Company.

“Change of Control Event”

means, other than any restructuring of the Group approved by the relevant board of directors:

(a)   any merger, consolidation or similar transaction of any Group Member, any transfer of Equity Securities of any such Group Member or any other transaction of any such Group Member, in one or a series of related transactions, as a result of which the Shareholders of the Company holding a majority of the Equity Securities (on an as-converted basis) or voting power of such Group Member (on an as-converted basis) immediately prior to such transactions will cease to own, directly or indirectly, a majority of the Equity Securities (on an as-converted basis) or voting power of such Group Member or the surviving entity immediately following the consummation of such transactions; or

(b)   the sale, disposition or exclusive licensing of all or substantially all of the assets (including intellectual properties and other intangible assets) of the Group, including by selling a Group Member that owns or controls, directly or indirectly, all or substantially all of the assets of the Group.

“Company”	means the above named company.

“Control”	of a Person means (i) ownership of more than fifty percent (50%) of the shares in issue or other equity interests of such Person or (ii) the power to direct the management or policies of such Person, whether through the ownership of more than fifth percent (50%) of the voting power of such Person, through the power to appoint a majority of the members of the board of directors or similar governing body of such Person, through contractual arrangements or otherwise; and the terms “Controlled” and “Control” have the meaning correlative to the foregoing.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electronic Record”	has the same meaning as in the Electronic Transactions Act.

“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands.

“Encumbrances”	means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any person, including without limitation any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable law, (b) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any person, (c) any proxy, power of attorney, voting trust agreement, option, right of first offer, negotiation or refusal or transfer restriction in favor of any person and (d) any adverse claim as to title, possession or use.

“Equity Securities”	means, with respect to any Person, such Person’s capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (including, without limitation, in the case of the Company, Shares) or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

“Governmental Authority”	means any government or political subdivision thereof; any department, agency or instrumentality of any government or political subdivision thereof; any court or arbitral tribunal; and the governing body of any securities exchange.

“Governmental Order”	means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, concession, consent, approval, award, grant, franchise, license, agreement, requirement, judgment, injunction or other government restriction or any similar form of decision of, or similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group”	means collectively, TLC Cayman, Woods Investment Company, Ltd. and the TLC Group, and “Group Member” means any of them.

“Internal Rate of Return”	means in respect to the Series A Preferred Shares, the annual rate based on a 365-day period used to discount each cash flow in respect of such Series A Preferred Shares (such cash flow to include the subscription price paid to the Company for the subscription of such Series A Preferred Shares, at a per-share price equal to the USD Equivalent of NT$100, as negative cash flow and the investment cost, and all interests, dividends and other distributions received on, and cash received from, sale or redemption of such Series A Preferred Shares) to the date of subscription of such Series A Preferred Shares such that the present value of the aggregate cash flow equals to zero. The Internal Rate of Return will be calculated with reference to the period from the original date of issuance of the Series A Preferred Shares to the date on which such payment is made is due.

“investment cost”	for Series A Preferred Shares has the meaning ascribed to it in the definition of Internal Rate of Return.

“Law” or “Laws”	means any and all provisions of any applicable national, state, local or any foreign constitution, treaty, statute, law, regulation, resolution, promulgation, official policy, ordinance, code, rule, or rule of common law, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, or any Governmental Order or any similar provision having the force or effect of law.

“Lien”	means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by contract, understanding, Law, equity or otherwise.

“Liquidation Event”	means any of the following events: (a) any liquidation, dissolution or winding up of a Group Member that has assets with a total book value or market value of more than US$10,000,000; and (b) any Change of Control Event of the Group or a Group Member that has assets with a total book value or market value of more than US$10,000,000.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the amended and restated memorandum of association of the Company as amended from time to time by Special Resolution.

“on an as-converted basis”	means, at any given time, assuming the conversion, exercise and/or exchange of all Equity Securities then issued and outstanding, which are directly or indirectly, convertible, exercisable or exchangeable into or for Ordinary Shares or into or for other Equity Securities (including Preferred Shares) which are convertible into Ordinary Shares and the conversion, exercise and/or exchange of such other Equity Securities, and conversion of all Preferred Shares into Ordinary Shares.

“Ordinary Resolution”	means a resolution (a) passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regards shall be had in computing a majority to the number of votes to which each Shareholder is entitled to; or (b) approved in writing by the Shareholders holding a simple majority of voting rights at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“Ordinary Shares”	means the Company’s ordinary shares of par value US$0.0001 each, having the rights, privileges, preferences, and restrictions set forth in these Articles.

“Qualified IPO”	means a firm underwritten public offering of shares of TLC Cayman on internationally recognized stock exchange approved by the board of TLC Cayman that implies a pre-money valuation of the Group Members (based on the price per share offered to the public in such offering) of at least (x) US$800,000,000 if such offering is completed on or prior to December 31, 2022, (y) US$1,000,000,000, if such offering is completed after December 31, 2022 but on or prior to December 31, 2024; or (z) such higher amount as may be approved by the board of TLC Cayman , if such offering is completed after December 31, 2024.

“Permitted Transferees”	has the meaning ascribed to it in Article 14.5.

“Person”	means any natural person, firm, company, Government Authority, joint venture, partnership, association or other entity (whether or not having separate legal personality).

“Preferred Shareholders”	means the holders of the Preferred Shares.

“Preferred Shares”	means, collectively, the Series A Preferred Shares and the Series B Preferred Shares.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Series A Liquidation Preference”	has the meaning ascribed to it in Article 14.2(a).

“Series A Preferred Shares”	means the Company’s series A preferred shares of par value US$0.0001 each, having the rights, privileges, preferences, and restrictions set forth in these Articles.

“Series B Liquidation Preference”	has the meaning ascribed to it in Article 14.2(b).

“Series B Preferred Shares”	means the Company’s series B preferred shares of par value US$0.0001 each, having the rights, privileges, preferences, and restrictions set forth in these Articles.

“Share”	means a share in the capital of the Company of any class including a fraction of such share, whether the Ordinary Shares or the Preferred Shares or others. For the avoidance of doubt, in these Articles, the expression “Share” shall include a fraction of a Share.

“Shareholder”	means a holder of Share(s).

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Act (As Revised) of the Cayman Islands.

“Subsidiary” or “Subsidiaries”	means, with respect to any given Person, any other Person that is not a natural person and that is Controlled by such given Person.

“TLC”	means Taiwan Liposome Company, Ltd, a company established under the Laws of Taiwan.

“TLC Cayman”	means TLC BioSciences Corp., a company incorporated under the Laws of the Cayman Islands.

“TLC Group”	means collectively TLC and all Subsidiaries of TLC, and “TLC Group Member” means any of them.

“Transfer”	has the meaning ascribed to it in Article 14.5.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

“USD Equivalent”	means the USD equivalent calculated at the applicable foreign exchange rate approved by the Board.

1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)

any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)

the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)

any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(l)	sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(m)

the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3	Issue of Shares

3.1

Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights.

3.2	The Company shall not issue Shares to bearer.

4	Register of Members

4.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2

The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5	Closing Register of Members or Fixing Record Date

5.1

For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2

In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6	Certificates for Shares

6.1

A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2

The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3

If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4

Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

7	Transfer of Shares

7.1

Subject to Article 14.5, Shares are transferable subject to the approval of the Directors by resolution who may, in their absolute discretion, decline to register any transfer of Shares without giving any reason. If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal.

7.2

The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8	Redemption, Repurchase and Surrender of Shares

8.1

Subject to the provisions of the Statute the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of the Shares.

8.2

Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

8.3	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4	The Directors may accept the surrender for no consideration of any fully paid Share.

9	Treasury Shares

9.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10	Variation of Rights of Shares

10.1

If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2

For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

11	Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12	Non Recognition of Trusts

The

Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13	Lien on Shares

13.1

The Company shall have a first and paramount Lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2

The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3

To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4

The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14	Rights of Preferred Shares and Ordinary Shares

The Preferred Shareholders shall, as applicable, in addition to any other rights conferred on them under these Articles have the following rights, preferences, powers, privileges and restrictions, qualifications, and limitations:

14.1	Dividends

The Board may, in its sole discretion, decide whether, when and the amount in which a Dividend will be declared on the Shares. All Dividends will be payable out of funds or assets of the Company when and as such funds or assets become legally available therefor. Each Preferred Share shall have the right to receive Dividends, pari passu with the Ordinary Shares, on an as-converted basis, when, as and if declared by the Board. Subject to the Statue, no Dividend or distribution, whether in cash or property, shall be paid with respect to Ordinary Shares at any time unless all accrued but unpaid Dividends on the Preferred Shares pursuant to this Article 14.1, have been paid in full or will be paid in full concurrently with such payment to the Ordinary Shares.

14.2

Liquidation Preference. Upon any Liquidation Event, all assets and funds of the Company legally available for distribution to the Shareholders of the Company (after satisfaction of all creditors’ claims and other claims that may be preferred by applicable Law) shall be made in the following manner:

(a)

Before any distribution or payment shall be made to any Shareholder, each holder of Series A Preferred Shares shall be entitled to receive, for each Series A Preferred Share, cash payment in an amount equal to the greater of (a) an amount that would yield an Internal Rate of Return of twelve percent (12%) per annum on the applicable investment cost therefor; and (b) the amount that such holder would have received if the Series A Preferred Share shall have been converted into Ordinary Shares and such distribution or payment shall have been made to all Shareholders on a pro rata and as-converted basis (the “Series A Liquidation Preference”). If upon any such Liquidation Event, the remaining assets of the Company available for distribution to its Shareholders shall be insufficient to pay the holders of the Series A Preferred Shares the full amount of the Series A Liquidation Preference, the holders of the Series A Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise payable in respect of the Shares held by them upon such distribution if all amounts payable on or with respect to such Shares were paid in full.

(b)

After paying in full the Series A Liquidation Preference due pursuant to Article 14.2(a) but before any distribution or payment shall be made to any other Shareholders, each holder of Series B Preferred Shares shall be entitled to receive, for each Series B Preferred Share, cash payment in an amount equal to the greater of (a) an amount equal to the original subscription price of the Series B Preferred Share, being the USD Equivalent of NT$100; and (b) the amount that such holder would have received if the Series B Preferred Share shall have been converted into Ordinary Share and such distribution or payment shall have been made to all Shareholders on a pro-rata and as-converted basis (the “Series B Liquidation Preference”). If upon any Liquidation Event, the remaining assets of the Company, after the payment of the Series A Liquidation Preference, available for distribution to its Shareholders shall be insufficient to pay the holders of the Series B Preferred Shares the full amount of the Series B Liquidation Preference, the holders of the Series B Preferred Shares shall share ratably in any dissolution of the assets available for distribution in proportion to the respective amounts which would otherwise payable in respect of the Shares held by them upon such distribution if all amounts payable on or with respect to such Shares were paid in full.

(c)

After paying in full the Series A Liquidation Preference and the Series B Liquidation Preference due pursuant to Articles 14.2(a) and (b) above (if applicable), the remaining assets of the Company available for distribution to the Shareholders shall be distributed ratably among the holders of Ordinary Shares in proportion to the number of issued and outstanding Ordinary Shares held by them.

14.3	Conversion. The holders of the Preferred Shares shall have the right described below with respect to the conversion of Preferred Shares into Ordinary Shares:

(a)

Conversion Ratio. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Preferred Share shall be the quotient of the USD Equivalent of NT$100 divided by the conversion price then applicable to Preferred Shares (the “Conversion Price”), which shall initially be the USD Equivalent of NT$100, resulting in an initial conversion ratio for Preferred Shares and Ordinary Shares of 1:1, and shall be subject to adjustment and readjustment from time to time pursuant to Article 14.4.

(b)

Optional Conversion. Any Preferred Share may, at the option of the holder thereof, be converted at any time after the date of issuance of such Shares, without the payment of any additional consideration (provided that, if any Preferred Share has not been fully paid-up in accordance with the terms of issue thereof prior to such conversion, the Ordinary Share(s) so converted shall remain subject to the payment requirements in accordance with the terms of issue of the Preferred Share), into fully paid-up and non-assessable Ordinary Shares based on the Conversion Price.

(c)	Conversion Mechanism. The conversion hereunder of any applicable Preferred Shares shall be effected in the following manner:

(i)

Before any holder of any Preferred Shares shall be entitled to convert the same into Ordinary Shares, such holder shall surrender the certificate or certificates therefor (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) at the office of the Company or of the company secretary of the Company for such Shares to be converted and shall give notice to the Company at its principal office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of applicable Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such notice and such surrender of the Preferred Shares to be converted, the register of members of the Company shall be updated accordingly to reflect the same, and the Person or Persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date.

(ii)

The Company may effect the conversion of Preferred Shares in any manner available under applicable Laws, including re-designation and re-classification of the relevant Preferred Shares into Ordinary Shares, or redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the purchase or redemption, the Company may, subject to the Company being able to pay its debts as they fall due in the ordinary course of business, make payments out of its capital.

(iii)

No fractional Ordinary Shares shall be issued upon conversion of any Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall, at the discretion of the Board, either (A) pay cash equal to such fraction multiplied by the Conversion Price of the applicable Preferred Share, or (B) issue one whole Ordinary Share for each fractional share to which the holder would otherwise be entitled.

(iv)

Upon conversion, all accrued but unpaid share Dividends on the applicable Preferred Shares shall be paid in shares and all accrued but unpaid cash Dividends on the applicable Preferred Shares shall be paid either in cash or by the issuance of a number of further Ordinary Shares equal to the value of such cash amount divided by the applicable Conversion Price, at the option of the holders of the applicable Preferred Shares.

(d)

Availability of Shares Issuable Upon Conversion. The Company shall at all times keep available out of its authorized but unissued Ordinary Shares, free of Liens of any kind, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all issued and outstanding Preferred Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then issued and outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company shall take such corporate action as may, in accordance with the Articles and the Statute, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

(e)

Cessation of Certain Rights on Conversion. Subject to Article 14.3(c), on the date of conversion of any series of Preferred Shares to Ordinary Shares, the holder of the Preferred Shares to be converted shall cease to be entitled to any rights in respect of such Preferred Shares and accordingly his name shall be removed from the Register of Members as the holder of such Preferred Shares and shall correspondingly be registered on the Register of Members as the holder of the number of Ordinary Shares into which such Preferred Shares converts.

(f)

Ordinary Shares Resulting from Conversion. The Ordinary Shares resulting from the conversion of the Preferred Shares: (i) shall be credited as fully paid and non-assessable; (ii) shall rank pari passu in all respects and form one class with the Ordinary Shares then issued; and (iii) shall entitle the holder to all Dividends payable on the Ordinary Shares by reference to a record date after the date of conversion.

14.4	Adjustments to Conversion Price

(a)

In the event of an adjustment to the conversion price of series A-3 preferred shares of TLC Cayman, the Conversion Price of the Series A Preferred Shares will be adjusted to the same conversion price; and

(b)	In the event of an adjustment to the conversion price of series B preferred shares of TLC Cayman, the Conversion Price of the Series B Preferred Shares will be adjusted to the same conversion price.

(c)	Miscellaneous.

(i)

All calculations under this Article 14.4 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share. Upon conversion of such number of Preferred Shares, the resultant aggregate number of Ordinary Shares to be issued to each holder of Preferred Shares if not a whole number (but part or fraction of an Ordinary Share), shall be rounded up to the nearest multiple of one (1) Ordinary Share such that the resultant aggregate number of Ordinary Shares to be issued to such holder of Preferred Shares shall be a whole number.

(ii)

No adjustment in the applicable Conversion Price need be made if such adjustment would result in a change in such Conversion Price of less than [US$0.005]. Any adjustment of less than [US$0.005] which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of [US$0.005] or more in the applicable Conversion Price.

(iii)

The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of the Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which such Preferred Shares so converted were registered.

14.5

Transfer Restrictions. Unless otherwise with the approval of the Board, which may be given or withheld at its sole discretion, none of the Shareholders of the Company shall sell, give, assign, hypothecate, pledger, encumber, grant a security interest in or otherwise dispose of (including through swap or similar arrangements), or suffer to exist (whether by operation of Law or otherwise) any Encumbrance (a “Transfer”), any Equity Securities in the Company or any right, title or interest therein or thereto, except for (i) any Transfer of Series A Preferred Shares by the holders thereof in exchange of series A-3 preferred shares of TLC Cayman; (ii) any Transfer of Series B Preferred Shares by the holders thereof in exchange of series B preferred shares of TLC Cayman; (iii) any Transfer of Ordinary Shares by the holders thereof in exchange of ordinary shares of TLC Cayman; or (iv) to any Permitted Transferee. “Permitted Transferee”, with respect to (A) any Person that is a natural person, means (i) any of his spouse or children who acquires Equity Securities or interest from such Person as gift without consideration, and (ii) a trust that is exclusively for his or his spouse or children’s benefit, provided that such Person shall retain the voting and disposition rights of such Equity Securities or other interest being Transferred or over the management of such trust, and (B) with respect to any Person that is not a natural person, any Affiliate of such Person; provided that if a transferee of Equity Securities or interest pursuant to these Articles at any time ceases to be a Permitted Transferee of such Person, then the transferee shall, prior to its ceasing to be Permitted Transferee, be require to transfer such Equity Securities or interest back to such Person or another Permitted Transferee of such Person. Any attempt to Transfer in violation of this Article 14.5 shall be null and void ab initio, and the Company shall not register any such Transfer.

14.6	The transfer restrictions set forth in Article 14.5 shall automatically terminate upon the consummation of a Qualified IPO.

15	Call on Shares

15.1

Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

15.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

15.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

15.4

If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

15.5

An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

15.6	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

15.7

The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

15.8

No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

16	Forfeiture of Shares

16.1

If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

16.2

If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

16.3

A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

16.4

A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

16.5

A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

16.6

The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

17	Transmission of Shares

17.1

If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

17.2

Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

17.3

A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

18	Amendments of Memorandum and Articles of Association and Alteration of Capital

18.1	The Company may by Ordinary Resolution:

(a)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)

by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)

cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

18.2

All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

18.3	Subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to the Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

19	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

20	General Meetings

20.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

20.2

The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten (10) o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

20.3	The Directors may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

20.4

A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition not less than ten percent (10%) in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

20.5

The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

20.6

If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

20.7	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

21	Notice of General Meetings

21.1

At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)

in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five percent (95%) in par value of the Shares giving that right.

21.2

The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

22	Proceedings at General Meetings

22.1

No business shall be transacted at any general meeting unless a quorum is present. Two Members being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by its duly authorised representative or proxy.

22.2

A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

22.3

A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

22.4

If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

22.5

The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

22.6

If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

22.7

The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

22.8

When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

22.9

A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Member or Members collectively present in person or by proxy (or in the case of a corporation or other non-natural person, by its duly authorised representative or proxy) and holding at least ten percent (10%) in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

22.10

Unless a poll is duly demanded and the demand is not withdrawn a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

22.11	The demand for a poll may be withdrawn.

22.12

Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

22.13

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

22.14	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.

23	Votes of Members

23.1

Except as otherwise required by Law or as set forth in these Articles, the holder of each Ordinary Share issued and outstanding shall have one (1) vote for each Ordinary Share held by such holder, and the holder of each Preferred Share shall be entitled to the number of votes equal to the whole number of Ordinary Shares into which such Preferred Share could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other Shares of the Company having general voting power and not counted separately as a class.

23.2

In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

23.3

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

23.4

No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

23.5

No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

23.6

On a poll or on a show of hands votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

23.7

On a poll, a Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

24	Proxies

24.1

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

24.2

The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than forty eight (48) hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

24.3

The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

24.4

The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

24.5

Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

25	Corporate Members

Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

26	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

27	Directors

There shall be a Board of Directors consisting of no less than one person (exclusive of alternate Directors) and no more than three persons provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors. The first Director of the Company shall be determined in writing by, or appointed by a resolution of, the Subscriber.

28	Powers of Directors

28.1

Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

28.2

All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

28.3

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

28.4

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

29	Appointment and Removal of Directors

29.1	The Company may by Ordinary Resolution appoint any person to be Director or may by Ordinary Resolution remove any Director.

29.2

The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provide that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

30	Vacation of Office of Director

The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)

the Director absents himself (for the avoidance of doubt, without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)	the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)	the Director is found to be or becomes of unsound mind; or

(e)

all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

31	Proceedings of Directors

31.1

The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director. A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

31.2

Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

31.3

A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

31.4

A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution (an alternate Director being entitled to sign such a resolution on behalf of his appointor and if such alternate Director is also a Director, being entitled to sign such resolution both on behalf of his appointer and in his capacity as a Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

31.5

A Director or alternate Director may, or other officer of the Company on the direction of a Director or alternate Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

31.6

The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

31.7

The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

31.8

All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

31.9

A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

32	Presumption of Assent

A Director or alternate Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director or alternate Director who voted in favour of such action.

33	Directors’ Interests

33.1

A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

33.2

A Director or alternate Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

33.3

A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

33.4

No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

33.5

A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

34	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

35	Delegation of Directors’ Powers

35.1

The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers, authorities and discretions as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

35.2

The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

35.3

The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

35.4

The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

35.5

The Directors may appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer of the Company may be removed by resolution of the Directors or Members. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

36	Alternate Directors

36.1

Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

36.2

An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, to sign any written resolution of the Directors, and generally to perform all the functions of his appointor as a Director in his absence.

36.3	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

36.4	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

36.5

Subject to the provisions of the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

37	No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

38	Remuneration of Directors

38.1

The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

38.2

The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

39	Seal

39.1

The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

39.2

The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

39.3

A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

40	Dividends, Distributions and Reserve

40.1

Subject to the Statute and Article 14.1 of these Articles and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

40.2

Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

40.3	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

40.4

The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

40.5

Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

40.6

The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

40.7

Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

40.8	No Dividend or other distribution shall bear interest against the Company.

40.9

Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

41	Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

42	Books of Account

42.1

The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

42.2

The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

42.3

The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

43	Audit

43.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

43.2

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

43.3

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

44	Notices

44.1

Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent by airmail.

44.2

Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

44.3

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

44.4

Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

45	Winding Up

45.1

Subject to Article 14.2, if the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)

if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)

if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

45.2

If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

46	Indemnity and Insurance

46.1

Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

46.2

The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

46.3

The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

47	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

48	Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

49	Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

POWER OF ATTORNEY

In connection with the Restructuring Agreement for the sale of the shares of Woods Investment Company, Ltd. (“Woods Investment”) owned by the undersigned now and thereafter to TLC BioSciences Corp., an exempted company organized under the laws of Cayman Islands, whose registered office is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“TLC Cayman”) and subscription of new shares of Sea Crest Holding Corp., an exempted company organized under the laws of Cayman Islands, whose registered office is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“SEA CREST”) (the “Restructuring Agreement”) entered into by and among certain shareholders of Woods Investment, the undersigned hereby irrevocably constitutes and appoints Woods Investment (the “Representative”), as the undersigned’s true and lawful attorney-in-fact and representative, to do any and all things and to execute and deliver any and all documents in the undersigned’s name, place and stead, in any way which the undersigned could do if personally present, in connection with the performance of and consummation of the transactions set forth in the Restructuring Agreement.

This Power of Attorney shall constitute an irrevocable, exclusive power of attorney granted by the undersigned to the Representative and shall be binding upon the undersigned’s representatives, successors and assigns. The undersigned hereby grants to Representative full power and authority to do all acts and things necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully as the undersigned might or could do if present and hereby ratify and confirm all that the Representative shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Without limiting the generality of the foregoing, the undersigned hereby grants the Representative the power and right, on behalf of the undersigned and in the undersigned’s name, without assent by the undersigned, to do the following:

(i)	to give and receive any and all written notices, communications, payments, and other deliveries under or relating to Restructuring Agreement;

(ii)	to assist in the payment of the securities transaction tax for the sale of the undersigned’s shares in Woods Investment, if any;

(iii)

if applicable, to receive the consideration payable to the undersigned by TLC Cayman in accordance with the Restructuring Agreement (the “Sale Proceed”) and the ancillary documents on behalf of the undersigned;

(iv)

to wire the subscription price payable to SEA CREST on behalf of the undersigned for his, her or its subscription of the shares of SEA CREST as set forth in the Restructuring Agreement and the ancillary documents; and

(v)	to take any action provided in Restructuring Agreement and/or the ancillary documents and necessary to complete the transactions set forth in the Restructuring Agreement.

No person to whom this Power of Attorney is presented, as authority for the Representative to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the undersigned as to the authority of the Representative to take any action described herein, or as to the existence of or fulfilment of any condition to this Power of Attorney, which is intended to grant to the Representative unconditionally the authority to take and perform the actions contemplated herein.

1

The undersigned hereby confirms that any instruction by the undersigned to pay the Sale Proceed to any person other than the Representative’s designated bank account shall be deemed void and disregarded by the Representative.

The undersigned hereby waives any claim against the Representative arising from any actions or omissions to act by the Representative to complete the transactions contemplated in the Restructuring Agreement except for his gross negligence or wilful act.

To:
Woods Investment Company, Ltd.

Name of the Shareholder:
Date:

2